UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2014
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2014, Tesoro Corporation (the “Company” or “Tesoro”) and certain of its subsidiaries entered into Omnibus Amendment No. 1 (the “Omnibus Amendment”) to the Sixth Amended and Restated Credit Agreement (the “Existing Credit Agreement”; and as amended in accordance with the Omnibus Amendment, the “Amended Credit Agreement”) dated as of January 4, 2013 and the related guaranties (the “Guaranties”) with a syndicate of banks and financial institutions, including JPMorgan Chase Bank, N.A., as administrative agent. The Omnibus Amendment provides for (a) an extension of the revolving facility maturity date to November 18, 2019, (b) total available revolving capacity of $3.0 billion and the removal of previously included required revolving loan commitment decreases, (c) a reduction in the minimum consolidated tangible net worth requirement beginning with the fiscal year ending December 31, 2014, (d) revisions to the covenants to provide additional flexibility for the Company to make restricted payments, dispositions and enter into certain investments, and (e) a backstop guarantee by the Company of certain swap obligations guaranteed under the Guaranties.

Borrowings under the Amended Credit Agreement bear interest at either a base rate or a Eurodollar rate, plus an applicable margin. The applicable margin at November 18, 2014, was 1.50% in the case of the Eurodollar rate and varies based upon credit ratings in a range from 1.25% to 2.25%. The annual rate of commitment fees also varies based on credit ratings in a range from 0.375% to 0.50%. At November 18, 2014, the annual rate of commitment fees was 0.375%.

The Amended Credit Agreement is guaranteed and secured to the same extent as the Existing Credit Agreement. Likewise, the Amended Credit Agreement retains affirmative, negative and financial covenants that, other than as described above, continue to limit or restrict the Company and its subsidiaries to the same extent as the Existing Credit Agreement.

The foregoing description of the Omnibus Amendment and the Amended Credit Agreement is summary in nature and is qualified in its entirety by reference to the full text of the Omnibus Amendment and the Amended Credit Agreement, copies of which are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On November 19, 2014, the Company announced that Steven H. Grapstein will be stepping down from his position as non-executive Chairman of the Board effective December 31, 2014, but will remain as a member of the Board of Directors. Gregory J. Goff, the Company’s President and Chief Executive Officer, will become Chairman of the Board on December 31, 2014.  Susan Tomasky, the Chair of the  Governance Committee will become independent Lead Director. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Omnibus Amendment No. 1 to Sixth Amended and Restated Credit Agreement and Guaranties, dated as of November 18, 2014, among Tesoro Corporation, JPMorgan Chase Bank, National Association, as administrative agent, and lender, and the other lenders party thereto.

99.1	Press release issued on November 19, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 19, 2014

TESORO CORPORATION
By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit
10.1
Omnibus Amendment No. 1 to Sixth Amended and Restated Credit Agreement and Guaranties, dated as of November 18, 2014, among Tesoro Corporation, JPMorgan Chase Bank, National Association, as administrative agent, and lender, and the other lenders party thereto.

99.1	Press release issued on November 19, 2014.

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